Exhibit 16.1

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read The ONE Group Hospitality, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 2, 2020, and we agree with such statements concerning our firm.

/s/ Plante Moran, P.C.

Denver, Colorado

December 2, 2020